UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

[FA Name,]

Per our conversation on The Hartford Municipal Real Return Fund, here are the instructions on how your clients can vote.  Please feel free to reach out to me with any questions.  Thanks again for your help.

Shareholders will be prompted to provide the 12 digit control number when they go to www.proxyvote.com. If a shareholder lost his or her control number, he or she still can vote by calling 1-877-690-6903 if a registered shareholder or 1-800-454-8683 if a beneficial shareholder.  If shareholders would like additional copies of the proxy materials or have additional questions, shareholders should call 1-833-795-8489.

Hartford Funds Distributors, LLC (HFD), Member FINRA, HFD, 690 Lee Road, Wayne PA 19087, 1-610-386-4088

FOR FINANCIAL ADVISOR OR INSTITUTIONAL INVESTOR USE ONLY. NOT FOR USE WITH THE PUBLIC.

Script for Calls on Hartford Funds Proxy Statement

I am reaching out to you today because your branch has been a producer of The Hartford Municipal Real Return Fund.  Thank you for your business and support of Hartford Funds.

Talking Points:

•                     Shareholders of The Hartford Municipal Real Return Fund received a proxy statement/prospectus that provides details of the proposed reorganization into The Hartford Municipal Opportunities Fund

•                     In an effort to get ahead of client inquiries, we wanted to provide you with this information

•                     Some clients may have already voted in the proxy

If asked what the proxy is asking clients to vote on:

•                     Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of The Hartford Municipal Real Return Fund (the “Acquired Fund”) to The Hartford Municipal Opportunities Fund (the “Acquiring Fund”) in exchange for shares of the Acquiring Fund that have an aggregate net asset value equal to the aggregate net asset value of the shares of the Acquired Fund on the valuation date for the reorganization; (ii) the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund; and (iii) the distribution of shares of the Acquiring Fund to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund.

This presents an opportunity for your clients to voice their opinions and here are the ways for them to cast their vote:

•                  Online by visiting www.proxyvote.com and they can enter the 12 digit control number that appeared in their packet

•                 By Phone 1-877-690-6903 if a registered shareholder

•                 By Phone 1-800-454-8683 if a beneficial shareholder

If clients have additional questions regarding the proxy: Clients can call 1-833-795-8489

*** We are NOT encouraging clients to vote either YES or NO ***